Exhibit (g)(1)(i)

STERLING CAPITAL FUNDS

AMENDMENT TO

CUSTODIAN AGREEMENT

This Amendment (the “Amendment”) is effective as of [                    ] by and between Sterling Capital Funds (the “Fund”) and State Street Bank and Trust Company (the “Bank”).

BACKGROUND:

A.	The Fund and the Bank are parties to a Custodian Agreement dated as of September 11, 2000, as amended (the “Agreement”), pursuant to which the Bank acts as custodian of the cash and securities of each series of the Fund listed on Appendix A thereto.

B.	The Fund and the Bank desire to amend the Agreement as set forth herein.

C.	This Background section is incorporated by reference into and made a part of this Amendment.

TERMS:

The parties hereby agree that:

1. All references to “BB&T Funds” in the Agreement are hereby changed to “Sterling Capital Funds.”

2. All references to “Investors Bank & Trust Company” in the Agreement are hereby changed to “State Street Bank and Trust Company.”

3. Appendix A to the Agreement is hereby superseded and replaced with Amended and Restated Appendix A attached hereto.

4. Miscellaneous.

(a) Capitalized terms used but not defined in this Amendment have the respective meanings ascribed to them in the Agreement.

(b) As amended and supplemented hereby, the Agreement shall remain in full force and effect.

(c) This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The facsimile signature of any party to this Amendment shall constitute the valid and binding execution hereof by such party.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed all as of the day and year first above written.

STERLING CAPITAL FUNDS

By:
Todd M. Miller
Vice President

STATE STREET BANK AND TRUST COMPANY

By:
Name:
Title:

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AMENDED AND RESTATED APPENDIX A

to the September 11, 2000 Custodian Agreement

between Sterling Capital Funds and State Street Bank and Trust Company

Portfolio

Sterling Capital Equity Index Fund

Sterling Capital International Index Fund

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